EXHIBIT 10.5

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT (the “Agreement”) is made and entered into on August 21, 2017, by and among NEXEON MEDSYSTEMS INC, a Nevada corporation (the “Debtor”), the other parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (together with the Debtor, individually an “Obligor,” and collectively the “Obligors”) and Leonite Capital LLC, a Delaware limited liability company, and its permitted endorsees, transferees and assigns (collectively, the “Secured Party”).

RECITALS

A.          Concurrently herewith, Debtor and the Secured Party have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and certain other agreements, pursuant to which the Debtor issued that certain senior secured convertible promissory note in the principal amount of $1,120,000.00 (the “Note”) to the Secured Party.

B.          Debtor and the other Obligors now enters into this Agreement with the Secured Party as security for Debtor’s Obligations (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Definitions.  Terms used but not otherwise defined in this Agreement that are defined in Division 9 of the Uniform Commercial Code as adopted in the state of Delaware (the “UCC”) (such as “account,” “adverse claim,” “chattel paper,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “proceeds,” and “supporting obligations”) shall have the respective meanings given such terms in Division 9 of the UCC.  Capitalized terms used in this Agreement and not defined elsewhere herein or in the Securities Purchase Agreement shall have the meanings set forth below:

“Collateral” means all of the collateral identified on Exhibit A hereto, as well as all of Oblogors’ tangible and intangible personal property assets, including, but not limited to, all of the following: (i) all accounts, cash and currency, chattel paper, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, intellectual property, inventory, investment property, Negotiable Collateral, loans receivable, motor vehicles, Pledged Equity, goods, supporting obligations, Obligors’ Books, and such other assets of Obligors as may hereafter arise or Obligors may hereafter acquire or as to which the Secured Party may from time-to-time be granted a security interest, and (ii) the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the foregoing or any portion thereof; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Collateral does not include any “hazardous waste” as that term is defined under 42 U.S.C. section 6903(5), as such section may be from time to time amended, or under any regulations thereunder.

“Obligors’ Books” means and includes all of Obligors’ books and records, including, but not limited to, all records, ledgers and computer programs, disk or tape files, printouts and other computer-prepared information indicating, summarizing or evidencing the Collateral.

“Equity Interests” means, with respect to any person, all of the shares of capital stock of (or other ownership or profit interests in) such person, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or acquisition from such person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning specified in Section 6 of this Agreement.

“Negotiable Collateral” means and includes all of Obligors’ presently existing and hereafter acquired or arising letters of credit, advices of credit, promissory notes, drafts, instruments, documents, equity interests in any entity, leases of personal property and chattel paper, as well as Obligors’ Books relating to any of the foregoing.

“Obligations” means and includes any and all present or future indebtedness or obligations of Debtor owing to the Secured Party under the Note and the other Subscription Documents, including, without limitation, (i) any amendments to any of the foregoing and (ii) all interest and other payments required thereunder that are not paid when due, and (iii) all of the Secured Party Expenses which Debtor is required to pay or reimburse by this Agreement, by law, or otherwise.

“Permitted Liens” means (i) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by Debtor in accordance with generally accepted accounting principles (“GAAP”) , (ii) deposits made (and the liens thereon) in the ordinary course of business of Debtor (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, (iii) liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves are being maintained by Debtor in accordance with GAAP, (iv) purchase money liens relating to the acquisition of equipment, machinery or other goods of Debtor approved in writing by the Secured Party (which approval shall not be unreasonably withheld, conditioned or delayed) and (v) liens in favor of the Secured Party under the Subscription Documents.

“Pledged Equity” means, with respect to each Obligor, 100% of the issued and outstanding Equity Interests of each Subsidiary that is directly owned, or will be owned, by such Obligor, excluding, however, the to-be-owned shares of Ingest, SPRL, including the Equity Interests of the Subsidiaries currently owned by such Obligor as set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving person, all shares of each class of the Equity Interests of the successor person formed by or resulting from such consolidation or merger, to the extent that such successor person is a direct subsidiary of an Obligor.

“Secured Party Expenses” means and includes (i) all costs or expenses required to be paid by Debtor under this Agreement that are instead paid or advanced by the Secured Party, including without limitation, all taxes, liens, securities interests, encumbrances or other claims at any time levied or placed on the Collateral, (ii) all reasonable costs and expenses incurred to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell all or any part of the Collateral, irrespective of whether a sale is consummated, and (iii) all reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Secured Party in enforcing or defending this Agreement, irrespective of whether suit is brought.

“Subsidiaries” means those subsidiaries of the Debtor listed as subsidiaries on Schedule 1 hereto.

2.          Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and vice versa, to the part include the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section references are to this Agreement, unless otherwise specified.

3.          Creation of Security Interest. In order to secure Debtor’s timely payment of the Obligations and timely performance of each and all of its covenants and obligations under this Agreement and any other document, instrument or agreement executed by Debtor or delivered by Debtor to the Secured Party in connection with the Obligations, each Obligor hereby unconditionally and irrevocably grants, pledges and hypothecates to the Secured Party a continuing first-priority security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising Collateral.  Such security interest shall attach to all Collateral without further act on the part of the Secured Party or Obligors.

4.	Filings; Further Assurances.

(a)          General.  The Secured Party is authorized to file a UCC-1 Financing Statement with the Secretary of State of the State of Nevada, with respect to the Debtor, and, with respect to the other Obligors, with the Secretaries of State or other applicable offices in the jurisdictions where the other Obligors, as indicated on Schedule 1, are organized, evidencing its security interest in the Collateral.  Obligors also authorize the filing by the Secured Party of such other UCC financing statements, continuation financing statements, fixture filings, security agreements, mortgages, deeds of trust, chattel mortgages, assignments, motor vehicle lien acknowledgments and other documents as the Secured Party may reasonably require in order to perfect, maintain, protect or enforce its security interest in the Collateral or any portion thereof and in order to fully consummate all of the transactions contemplated under this Agreement.  Subject to the foregoing, if so requested by the Secured Party at any time hereafter, each Obligor shall promptly execute and deliver to the Secured Party such fixture filings, security agreements, mortgages, deeds of trust, chattel mortgages, assignments, motor vehicle lien acknowledgments and other documents as the Secured Party may reasonably require from such Obligor in order to perfect, maintain, protect or enforce its rights under this Agreement.  Obligors shall promptly deliver to the Secured Party all certificates and instruments constituting the Pledged Equity in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank.  Each Obligor hereby irrevocably makes, constitutes and appoints the Secured Party as such Obligor’s true and lawful attorney with power, upon Obligor’s failure or refusal to promptly comply with its obligations in this Section 4(a), to sign the name of Obligor on any of the above-described documents or on any other similar documents which need to be executed, recorded or filed in order to perfect, maintain, protect or enforce the Secured Party’s security interest in the Collateral.

(b)          Additional Matters.  Without limiting the generality of Section 4(a), each Obligor will at the reasonable written request of the Secured Party, appear in and defend any action or proceeding which is reasonably expected to have a material and adverse effect with respect to such Obligor’s title to, or the security interest of the Secured Party in, the Collateral.

5.              Representations, Warranties and Agreements. Each Obligor represents, warrants and agrees as follows:

(a)          No Other Encumbrances.  Debtor and each other Obligor has good and marketable title to its Collateral, free and clear of any liens, claims, encumbrances and rights of any kind, except the Permitted Liens or as otherwise approved in writing by the Secured Party, and has the right to pledge, sell, assign or transfer the same.  There exists no adverse claim with respect to the Pledged Equity of such Obligor.

(b)          Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any person.

(c)          Security Interest/Priority. This Agreement creates a valid security interest in favor of the Secured party in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all liens except for liens permitted by the Securities Purchase Agreement. The taking possession by the Secured Party of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Secured Party’s security interest in all the Pledged Equity evidenced by such certificated securities and such instruments. With respect to any Collateral consisting of a deposit account, securities entitlement or held in a securities account, upon execution and delivery by the applicable Obligor, the applicable depository bank or securities intermediary and the Secured Party of an agreement granting control to the Secured Party over such Collateral, the Secured Party shall have a valid and perfected, first priority security interest in such Collateral.

(d)          Consents; Etc. There are no restrictions in any organizational document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such lien or (iii) the exercise of remedies in respect of such perfected lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign laws affecting the pledge of the Pledged Equity of foreign Subsidiaries and (vi) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required by Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Secured party of the rights and remedies provided for in this Agreement.

(e)          Right to Inspect the Collateral.  The Secured Party shall have the right, during Debtor’s usual business hours and upon reasonable advance notice, to inspect and examine the Collateral.  Debtor agrees that any reasonable expenses incurred by the Secured Party in connection with this Section 5(b) during the continuance of an Event of Default shall constitute Secured Party Expenses.

(f)          Negative Covenants.   Obligors shall not (i) sell, lease or otherwise dispose of, relocate or transfer, any of the Collateral, except dispositions of Collateral that is worn out, obsolete or no longer necessary in the business of Obligors, (ii) allow any liens on the Collateral except the Permitted Liens or (iii) change their names or add any new fictitious name without the written consent of the Secured Party.

(g)          Relocation of Principal Place of Business.  The principal place of business of Debtor, and the addresses at which the Collateral is located 1708 Jaggie Fix Way, Lexington, Kentucky 40511, and suvh other address as indicated on Schedule 5(e) hereto.  Debtor shall not, without at least thirty (30) days prior written notice to the Secured Party, relocate such principal place of business or the Collateral, with no relocation being permitted outside the United States in any event.

(h)          Further Information.  Obligors shall promptly supply the Secured Party with such information concerning Obligors’ business as the Secured Party may reasonably request from time-to-time hereafter, and shall within five (5) business days of obtaining knowledge thereof, notify the Secured Party of any event which constitutes an Event of Default.

(i)          Solvency.  Each Obligor is now and shall be at all times hereafter able to pay its debts (including trade debts) as they mature.

(j)          Secured Party Expenses.  Debtor shall, within fifteen (15) business days of written demand from the Secured Party accompanied by adequate documentation of such expenses, reimburse the Secured Party for all sums expended by it which constitute Secured Party Expenses and, in the event that Debtor does not pay any Secured Party Expenses payable to a third party within fifteen (15) business days after notice thereof, then the Secured Party may immediately and without further notice pay such Secured Party Expenses on Debtor’s behalf.  All such expenses shall become a part of the Obligations and, at the Secured Party’s option, will (i) be payable on demand or (ii) be added to the balance of the Note and be payable proportionately with any installment payments that become due during the remaining term of the Note or otherwise be treated as a balloon payment which will be due and payable at the maturity of the Note.  This Agreement shall also secure payment of those amounts.

(k)           Commercial Tort Claims.   Obligors have no pending commercial tort claim (as a plaintiff) against any individual or entity (a “Commercial Claim”).  Obligors shall promptly deliver to the Secured Party notice of any Commercial Claim that an Obligor may bring against any individual or entity, together with such information with respect thereto as the Secured Party may reasonably request.  Within ten (10) days after a written request by the Secured Party, Obligors shall grant the Secured Party a security interest in any pending Commercial Claim to the extent such security interest is permitted by applicable law.

(l)          Reliance by the Secured Party; Representations Cumulative.  Each representation, warranty and agreement contained in this Agreement shall be conclusively presumed to have been relied on by the Secured Party regardless of any investigation made or information possessed by the Secured Party.  The representations, warranties and agreements set forth herein shall be cumulative and in addition to any and all other representations, warranties and agreements set forth in the Subscription Documents or any other documents created after the Closing Date and signed by Obligors.

6.            Events of Default.  The occurrence of any Event of Default under the Note, after the expiration of any applicable grace or cure period, shall constitute an “Event of Default” by Obligors under this Agreement.

7.	Rights and Remedies.

(a)	Rights and Remedies of the Secured Party.

(i)          Upon the occurrence and during the continuance of an Event of Default, without notice of election and without demand, the Secured Party may cause any one or more of the following to occur, all of which are authorized by Obligors:

(A)          The Secured Party may make such payments and do such acts as it reasonably considers necessary to protect its security interest in the Collateral.  Obligors agree to promptly assemble and make available the Collateral if the Secured Party so requires.  Obligors authorize the Secured Party to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part thereof, and pay, purchase, contest or compromise any encumbrance, claim, right or lien which, in the reasonable opinion of the Secured Party, appears to be prior or superior to its security interest in violation of this Agreement, and to pay all reasonable expenses incurred in connection therewith.

(B)          The Secured Party shall be automatically deemed to be granted a license or other appropriate right to use, without charge or representation or warranty, Obligors’ labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, and any other property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.

(C)          The Secured Party may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral.

(D)          The Secured Party may sell the Collateral at either a public or private sale, or both (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Obligors’ premises) as is commercially reasonable (it not being necessary that the Collateral be present at any such sale).  In the case of a sale of Pledged Equity, the Secured party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Secured Party may, in such event, bid for the purchase of such securities

(E)          The Secured Party shall be entitled to give notice of the disposition of the Collateral as follows:  (1) the Secured Party shall give Obligors a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made, (2) the notice shall be personally delivered or mailed, postage prepaid, to Obligors at least ten (10) days before the date fixed for the sale, or at least ten (10) days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value in which case the Secured Party shall use commercially reasonable efforts to provide such notice to Obligors as far in advance of such disposition as is practicable, and (3) if the sale is to be a public sale, the Secured Party shall also give notice of the time and place by publishing a notice at least twice, the first at least twenty (20) days before the date of the sale, in a newspaper of general circulation, if one exists, in the county in which the sale is to be held.

(F)          The Secured Party may purchase all or any portion of the Collateral at any public sale by credit bid or other appropriate payment therefor.

(G)          To the extent permitted by applicable law, the Secured Party shall have the following rights and remedies regarding the appointment of a receiver:  (1) the Secured Party may have a receiver appointed as a matter of right, (2) the receiver may be an employee of  the Secured Party and may serve without bond, and (3) all fees of the receiver and his or her attorney shall be Secured Party Expenses and become part of the Obligations and shall be payable on demand, with interest at the Rate specified in the Note from the date of expenditure until repaid.

(H)          The Secured Party, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral.  The Secured Party may at any time, in its reasonable discretion, transfer any Collateral into its own name or that of its nominee(s) and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as the Secured Party may determine.  Insofar as the Collateral consists of accounts, general intangibles, loans receivable, insurance policies, instruments, chattel paper, choses in action, or similar property, the Secured Party may demand, collect, issue receipts for, settle, compromise, adjust, sue for, foreclose, or otherwise realize on the Collateral as the Secured Party may determine (in its reasonable discretion), whether or not the Obligations are then due.  For these purposes, the Secured Party may, on behalf of and in the name of Obligors, (1) receive, open and dispose of mail addressed to Obligors, (2) change any address to which mail and payments are to be sent, and (3) endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to the payment, shipment, or storage of any Collateral.  To facilitate collection, the Secured Party may notify account debtors and obligors on any Collateral to make payments directly to the Secured Party.

(ii)          The Secured Party may deduct from the proceeds of any sale of the Collateral all Secured Party Expenses incurred in connection with the enforcement and exercise of any of the rights and remedies of the Secured Party provided for herein, irrespective of whether suit is commenced.  If such deduction does not occur (in the Secured Party’s reasonable discretion), upon demand, Obligors shall pay all of such Secured Party Expenses.  Any deficiency which exists after disposition of the Collateral as provided herein will be paid immediately by Obligors, and any excess that exists will be returned, without interest and subject to the rights of third parties, to Obligors by the Secured Party; provided, however, that if any excess exists at a time when any of the Obligations remain outstanding, such excess shall instead remain as part of the Collateral and continue to be subject to the security interest in Section 3(a) above until such time as all of the Obligations have been fully satisfied or otherwise terminated.

(iii)          Voting and payment Rights in Respect of the Pledged Equity.

(A)          So long as no Event of Default shall exist, each Obligor may (1) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Securities Purchase Agreement and (2) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Securities Purchase Agreement; and

(B)          During the continuance of an Event of Default, (1) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (A)(1) above shall cease and all such rights shall thereupon become vested in the Secured Party which shall then have the sole right to exercise such voting and other consensual rights, (2) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (A)(2) above shall cease and all such rights shall thereupon be vested in the Secured Party which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (3) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (B)(2) above shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Secured Party as Collateral in the exact form received, to be held by the Secured Party as Collateral and as further collateral security for the Secured Obligations.

(b)          Rights and Remedies Cumulative.  The rights and remedies of the Secured Party under this Agreement and any other agreements and documents delivered or executed in connection with the Obligations shall be cumulative.  The Secured Party shall also have all other rights and remedies not inconsistent herewith as are provided under applicable law, or in equity.  No exercise by the Secured Party of any one right or remedy shall be deemed an election.

8.          Additional Waivers.  The Secured Party shall not in any way or manner be liable or responsible for (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever, except to the extent that such loss, damage, liability, cost or expense has resulted from the gross negligence or willful misconduct of the Secured Party or its affiliates.  If the Secured Party at any time has possession of any Collateral, whether before or after an Event of Default, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Secured Party takes such action for that purpose as Obligors shall request or as the Secured Party, in its reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by Obligors shall not of itself be deemed to be a failure to exercise reasonable care.  The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve, or maintain any security interest given to secure the Obligations.

9.          Notices.  All notices or demands by any party relating to this Agreement shall be made in writing as provided in the Note, and with respect to the Obligors other than the Debtor, such notices shall be delivered to the addresses indicated herein.  Each party shall provide written notice to the other party of any change in address.

10.       Choice of Law.  The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of the state of New York as applied to contracts made and to be fully performed in such state, without regard to the conflicts of laws provisions thereof, except to the extent that the validity, perfection or enforcement of a security interest hereunder in respect of any Collateral is governed by the laws of the state of New York or some other state, in which case such laws shall govern.

11.          Waiver of Jury Trial.  THE OBLIGORS EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

12.          General Provisions.

(a)          Effectiveness.  This Agreement shall be binding and deemed effective when executed by Obligors and the Secured Party.

(b)          Successors and Assigns.  This Agreement shall bind and inure to the benefit of the successors and permitted endorsees, transferees and assigns of the Secured Party.  Obligors shall not assign this Agreement or any rights or obligations hereunder, and any such assignment shall be absolutely void.

(c)          Section Headings.  Section headings are for convenience only.

(d)          Interpretation.  No uncertainty or ambiguity herein shall be construed or resolved against the Secured Party or Obligors, whether under any rule of construction or otherwise.  This Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

(e)          Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(f)          Entire Agreement; Amendments.  This Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the subject matter covered herein and supersede all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter.  No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by Obligors and the Secured Party.

(g)          Good Faith.  The parties intend and agree that their respective rights, duties, powers, liabilities and obligations shall be performed, carried out, discharged and exercised reasonably and in good faith.

(h)          Waiver and Consent.  No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right.  A waiver by the Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of the Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by the Secured Party, nor any course of dealing between the Secured Party and Obligors, shall constitute a waiver of any of the Secured Party’s rights or of any of Obligors’ obligations as to any future transactions.  Whenever the consent of the Secured Party is required under this Agreement, the granting of such consent by the Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the reasonable discretion of the Secured Party.

(i)          Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

(j)          Termination.           Upon full satisfaction or other termination of the Obligations (i) the Secured Party shall release and return to Obligors all of the Collateral and any and all certificates and other documentation representing or relating to the Collateral and (ii) the security interests provided for under this Agreement shall be terminated and of no further force and effect.  At Debtor’s expense, the Secured Party shall take all actions reasonably requested by Debtor in connection with the foregoing.

(k)          Consent of Obligors as Issuers of Pledged Equity. Each Obligor/issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons on the date first written above.

Obligors

The Debtor:

Nexeon Medsystems Inc

By:	Will Rosellini
Name:	Will Rosellini
Title:	CEO

The Other Obligors
Nexeon Medsystems Puerto Rico		Pulsus Medical LLC,
Operating Company Corporation,		a Kentucky limited liability company
a Puerto Rico stock corporation
		By:	/s/ Will Rosellini
By:	/s/ Will Rosellini	Name:	Will Rosellini
Name:	Will Rosellini	Title:	CEO
Title:	CEO

Rosellini Scientific LLC,
a Texas limited liability company

		By:	/s/ Will Rosellini
		Name:	Will Rosellini
		Title:	CEO

The Secured Party:

Leonite Capital LLC

By:	/s/Avrohom Geller
Name:	Avrohom Geller
Title:	CIO

SCHEDULE 1

PLEDGED EQUITY

Name of Subsidiary	Jurisdiction of Organization	Number of Shares	Certificate Number	Percentage Ownership	Percentage Pledged
Nexeon Medsystems Europe, SARL	Luxembourg	25,000	1	100%	100%
Nexeon Medsystems Belgium, SPRL	Belgium	107,154	N/A ownership reflected on share register	100%	100%
Nexeon Medsystems Puerto Rico Operating Company Corporation	Puerto Rico	N/A – wholly owned subsidiary formed by Nexeon MedSystems Inc.	N/A	100%	100%
Pulsus Medical LLC	Kentucky	N/A – wholly owned subsidiary formed by Nexeon MedSystems Inc.	N/A	100%	100%
Nuviant Medical Inc	Nevada	1,735,000	Certificate not issued	10%	100%
MicroTransponder, Inc.	Delaware	267	Certificate not issued	Less than 1%	100%

Schedule 5(e)

Locations of Collateral/Addresses of Obligors

Nexeon Medsystems, Inc.
1910 Pacific Avenue, Suite 20000
Dallas, TX 75201

Nexeon Medsystems Belgium, SPRL
Headquarters: Nexeon MedSystems Belgium SPRL,
Rue Bois Saint-Jean 15/1, 4102 Liege, Belgium
Delivery address: Waterfront, Galileilaan 18, 2845 Niel, Belgium

Nexeon Medsystems Europe, SARL
33, rue du Puits Romain, L-8070 Bertrange, Grand Duchy of Luxembourg

Nexeon Medsystems Puerto Rico Operating Company, Inc.
Antiguq Pentinciaria Estata
Carr #21 Bo Monacillos
Rio Piedras, Puerto Rico 00927

Nexeon Medsystems Belgium, SPRL
Headquarters: Nexeon MedSystems Belgium SPRL, Rue Bois Saint-Jean 15/1, 4102
Liege, Belgium,
Delivery address: Waterfront, Galileilaan 18, 2845 Niel, Belgium

Pulsus Medical, LLC
1708 Jaggie Fox Way
Lexington, KY 40511

EXHIBIT A

COLLATERAL

1.        All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, tax credits, Note receivable, Pledged Equity, documents, other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing;

2.         All time, savings, demand, certificate of deposit or other accounts in the name of Obligor or in which Obligor has any right, title or interest, including but not limited to all sums now or at any time hereafter on deposit, and any renewals, extensions or replacements of and all other property which may from time to time be acquired directly or indirectly using the proceeds of any of the foregoing;

3.         All inventory and equipment of every type or description wherever located, including, but not limited to all raw materials, parts, containers, work in process, finished goods, goods in transit, wares, merchandise furniture, fixtures, hardware, machinery, tools, parts, supplies, automobiles, trucks, other intangible property of whatever kind and wherever located associated with the Obligor's business, tools and goods returned for credit, repossessed, reclaimed or otherwise reacquired by Obligor;

4.         All documents of title and other property from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing including, but not limited to, any documents of title;

5.         All know-how, information, permits, patents, copyrights, goodwill, trademarks, trade names, licenses and approvals held by Obligor, including all other intangible property of Obligor;

6.         All assets of  any type or description  that may at any time be assigned or delivered to or come into possession of Obligor for any purpose for the account of Obligor or as to which Debtor may have any right, title, interest or power, and property in the possession or custody of or in transit to anyone for the account of Obligor, as well as all proceeds and products thereof and accessions and annexations thereto; and

7.         All proceeds (including but not limited to insurance proceeds) and products of and accessions and annexations to any of the foregoing.